WARRANT CERTIFICATE
                               -------------------


NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW UNLESS AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.


                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                                ALYN CORPORATION
                       Initial Issuance Date: ______, 1999


                                                                        No. PC-1


                  This is to certify that, FOR VALUE RECEIVED, the registered holder hereof, [Fleming fund] (together with any successors and assigns hereunder, the "HOLDER" or the "HOLDERS"), is entitled to purchase, subject to the provisions of this Warrant Certificate, from ALYN CORPORATION, a Delaware corporation (the "COMPANY"), the Formula Number of Warrant Shares at the Exercise Price. The Exercise Price and Formula Number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be adjusted from time to time as hereinafter set forth.

                  This Warrant Certificate is one of the Warrant Certificates (the "WARRANTS", which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of 75,000 shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED STOCK"). Pursuant to the Stock and Warrant Purchase Agreements, dated as of September 29, 1999 (as such agreements may be amended, modified or restated from time to time, the "PURCHASE AGREEMENTS"), between the Company and each of the Fleming Funds (the "PURCHASERS"), the Warrants and the Series C Preferred Stock shall be issued on the date or dates as set forth in the Purchase Agreement (the "CLOSING"). The Purchase Agreement under which this Warrant was originally issued is herein referred to as the "PURCHASE AGREEMENT." This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement. The Warrants originally so issued evidence rights to purchase an aggregate of up to 1,875,000 Warrant Shares at the Exercise Price pursuant to both Purchase Agreements. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                  THIS WARRANT CERTIFICATE SHALL NOT BE VALID AND MAY NOT BE TRANSFERRED OR EXERCISED UNLESS COUNTERSIGNED BY THE COMPANY.


                  Section 1.  EXERCISE OF WARRANT.

                  1.1. MANNER OF EXERCISE. (a) This Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time, commencing on the delivery by the Company of the Audited Financial Report, through and including September 30, 2004 (the "EXERCISE PERIOD") during normal business hours on any Business Day (as defined in the Purchase Agreement) by surrender of this Warrant, duly countersigned by the Company, together with the form of subscription duly executed by such Holder in substantially the form attached as Annex A hereto, to the Company at its office designated pursuant to Section 9.2 of the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Warrant Shares subject to this Warrant, at the location at which the underwriting agreement requires that such Warrant Shares be delivered); provided that in the event that any Holder delivers a Notice of Disagreement pursuant to Section 1.1(c) hereto, this Warrant may not be exercised until such time as such disagreement has been resolved in accordance with Section 1.1(c) hereof. Notwithstanding the foregoing, immediately prior to the consummation of an Organic Change with respect to the Company, the Warrants shall be immediately exercisable.

                  (b) Payment of the Exercise Price for the Warrant Shares shall be made at the principal offices of the Company, (i) by certified or bank check or wire transfer payable to the order of the Company, in any case, in an amount equal to (x) the number of Warrant Shares specified in such form of subscription, multiplied by (y) the then current Exercise Price or (ii) in the manner provided in Section 1.6 hereof. The Holder shall thereupon be entitled to receive the number of Warrant Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section 1.3 hereof).

                  (c) On or prior to March 31, 2001, the Company shall cause to be prepared by its accountants and delivered to the Holder a written audited report (the "AUDITED FINANCIAL REPORT") setting forth the audited calculations of EBITDA and Revenue either (i) for the fiscal year ending December 31, 2000 or
(ii) any shorter
period commencing on January 1, 2000 as the Company may select, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. If any Holder disagrees with such calculations, then such Holder shall provide written notice to the Company of such disagreement (the "NOTICE OF DISAGREEMENT"), the Company thereupon agrees to obtain within thirty (30) business days an opinion with respect to such calculations from a firm of independent certified public accountants (which shall not be the firm that delivered the Audited Financial Report) selected by the Company's Board of Directors and acceptable to such Holder to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such change in the Formula Number of Warrant Shares so issuable.

                  1.2. EFFECTIVE DATE. Each exercise of this Warrant pursuant to
Section 1.1 hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1.1 hereof unless a later time is specified in writing by the Holder surrendering such Warrant (except that if such exercise is in connection with an underwritten public offering of Warrant Shares subject to this Warrant, then such exercise shall be deemed to have been effected upon such surrender of this Warrant unless a later time is specified in writing by the Holder surrendering such Warrant). On each such day that an exercise of this Warrant is deemed effected, the person or persons in whose name or names any certificate or certificates for Warrant Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record thereof.

                  1.3. WARRANT SHARE CERTIFICATES, CASH FOR FRACTIONAL WARRANT SHARES AND REISSUANCE OF WARRANTS. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Warrant Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the Holder or, subject to Section 6 of the Purchase Agreement, as the Holder may direct:

                  (i) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price (as defined in Section 5.7(F) hereof) per Warrant Share on the Business Day next preceding the date of such exercise; and

                  (ii) in case such exercise is in part only, a new Warrant or Warrants, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised.

                  1.4. ACKNOWLEDGMENT OF OBLIGATION. The Company will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof or of any Warrant Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such Holder all rights (including, without limitation, any rights to registration of any such Warrant Shares pursuant to the Registration Rights Agreement (as defined in the Purchase Agreement)) to which such Holder shall continue to be entitled under this Warrant, the Purchase Agreement and the Registration Rights Agreement; PROVIDED, that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

                  1.5. CONDITIONAL EXERCISE. Notwithstanding any other provision hereof, if any exercise of any portion of this Warrant is to be made in connection with a public offering of Warrant Shares or any transaction described in Section 5.8 hereof, the exercise of any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or such transaction, in which case such exercise shall not be deemed to be effective until the consummation of such public offering or transaction.

                  1.6. NET ISSUANCE EXCHANGE OF WARRANT. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the option, but not the obligation, to convert this Warrant, or any portion hereof (the "NET ISSUANCE EXCHANGE RIGHT"), into Warrant Shares as provided in this Section 1.6 at any time during the Exercise Period. Upon exercise of the Net Issuance Exchange Right with respect to a particular number of shares subject to this Warrant (the "NET ISSUANCE EXCHANGE WARRANT SHARES"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of Warrant Shares equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion hereof) on the effective date of the exercise of the Net Issuance Exchange Right, as provided in Section 1.2 hereof (the "NET ISSUANCE EXCHANGE DATE"), which value shall be determined by subtracting (x) the aggregate exercise price of the Net Issuance Exchange Warrant Shares immediately prior to the exercise of the Net Issuance Exchange Right from (y) the aggregate Market Price (determined as provided in Section 5.7(F) hereof) of such Net Issuance Exchange Warrant Shares on the Net Issuance Exchange Date by (ii) the Market Price of one Warrant Share on the Net Issuance Exchange Date.

                  Section 2.  RESERVATION OF SHARES.

                  The Company shall at all times during the Exercise Period reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the issuance and delivery upon exercise of this Warrant, the number of Warrant Shares as shall be required for issuance and delivery upon exercise in full of this Warrant. The Company shall from time to time, in accordance with the laws of the

State of Delaware, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized but unissued Common Stock shall be insufficient to permit the exercise in full of this Warrant.



                  Section 3.  TRANSFER, EXCHANGE, ASSIGNMENT OR LOSS OF WARRANT.

                  3.1. TRANSFER. This Warrant may be assigned in whole or in part or transferred in whole or in part; subject, however, to compliance with the provisions of the Act and the rules and regulations promulgated thereunder.

                  3.2. PROCEDURE FOR ASSIGNMENT OR TRANSFER. This Warrant shall be transferable only on the books of the Company maintained at Company's principal office upon delivery of this Warrant together with the form of assignment, in substantially the form attached as Annex B hereto, duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer in form acceptable to the Company. The Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee by a participant in a recognized signature guarantee medallion program in the United States. Upon any registration of transfer, the Company shall deliver a new Warrant Certificate or Certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for this Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Company together with a written notice signed by the holder thereof, specifying the names and denominations in which new Warrants are to be issued.

                  3.3. LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification to the Company or (in the case of mutilation) presentation of this Warrant for surrender and cancellation, the Company will execute and deliver a new Certificate of like tenor in lieu thereof and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

                  Section 4.  WARRANT CERTIFICATE HOLDER NOT DEEMED A
STOCKHOLDER.

                  The Holders shall not, solely because of holding this Warrant, be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holders, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders, or to receive dividend or subscription rights, or otherwise, until this Warrant shall have been exercised in accordance with the provisions hereof.

                  Section 5. ANTI-DILUTION. In order to prevent dilution of the rights granted under this Warrant, the Formula Number of Warrant Shares upon exercise of this Warrant and the Exercise Price at which such Warrant Shares may be purchased upon exercise of this Warrant shall be subject to adjustment from time to time as set forth in this Section 5. The Company shall give the Holders notice of any event described below which requires an adjustment pursuant to this Section 5 at the time of such event.

                  5.1. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company at any time or from time to time after the date hereof, pays a stock dividend in shares of its Common Stock, issues any convertible debt securities without adequate consideration therefor, effects a subdivision of the outstanding Common Stock, combines the outstanding shares of Common Stock, issues by reclassification of shares of its Common Stock any shares of capital stock of the Company, makes a distribution of any of its assets (other than cash dividends payable out of earnings or retained earnings in the ordinary course of business) then, in each such case, (A) the Formula Number of Warrant Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (B) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Formula Number of Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the Formula Number of Warrant Shares for which this Warrant is exercisable immediately after such adjustment. Any adjustment under this Section 5.1 shall become effective retroactively immediately after the record date in the case of a dividend and distribution and shall become effective immediately after the effective date in the case of an issuance, subdivision, combination or reclassification.

                  5.2. ISSUANCE OF ADDITIONAL SHARES OF STOCK. If the Company shall (except as hereinafter provided) issue or sell Additional Shares of Stock for an aggregate amount of consideration, computed in accordance with Section 5.7(A), exceeding $500,000 in exchange for consideration in an amount per Additional Share of Stock less than the Conversion Price (as defined in the Purchase Agreement) in effect immediately prior to such issuance or sale of Additional Shares of Stock, then the Exercise Price as to the Common Stock into which this Warrant is exercisable immediately prior to such adjustment shall be adjusted to equal the consideration paid per Additional Share of Stock. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares specified in each clause of the definition of Formula Number of Warrant Shares and acquirable upon exercise of this Warrant (whether or not then acquirable or subject to a contingency) shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable (whether or not then acquirable or subject to a contingency) upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. The provisions of this Section 5.2 shall not apply to any issuance of Additional Shares of Stock for which an adjustment is provided under Section 5.1.

                  5.3. (A) ISSUANCE OF WARRANTS OR OTHER RIGHTS. If at any time
(i) the Company shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration, computed in accordance with Section 5.7(A), received for such warrants or other rights or such Convertible Securities shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in Section 5.2. No further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Common Stock upon such conversion or exchange of such Convertible Securities.

         (B) ISSUANCE OF CONVERTIBLE SECURITIES. If at any time the Company shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration, computed in accordance with Section 5.7(A), received for such Convertible Securities shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the Exercise Price shall be adjusted as provided in Section 5.2. No adjustment of the Exercise Price shall be made under this Section 5.3(B) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 5.3(A). No further adjustments of the Exercise Price shall be made upon the actual issue of Common Stock upon conversion of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this Section 5, no further adjustments of the Exercise Price shall be made by reason of such issue or sale.

                 5.4. DECREASE IN CONVERSION PRICE OF SERIES C PREFERRED STOCK. If, at any time, there is a decrease in the Conversion Price of the Series C Preferred Stock under the Certificate of Designation of the Series C Convertible Preferred Stock such that there is a new Conversion Price (the "Decreased Conversion Price"), then (A) the Exercise Price as to the Common Stock into which this Warrant is exercisable immediately prior to such decrease in Conversion Price shall be adjusted by multiplying the Exercise Price by a fraction, of which (x) the numerator shall be the Decreased Conversion Price and (y) the denominator shall be the Conversion Price as to the Common Stock into which the Series C Preferred Stock is exercisable immediately prior to such decrease in Conversion Price and (B) the Formula Number of Warrant Shares for which this Warrant is exercisable immediately after the occurrence of such decrease in the Conversion Price shall be adjusted by multiplying the number of Formula Number of Warrant Shares for which this Warrant is exercisable immediately prior to the occurrence of such decrease in Conversion Price by a fraction, of which (x) the numerator shall be the Conversion Price as to the Common Stock into which the Series C Preferred Stock is exercisable immediately prior to such decrease in Conversion Price and (y) the denominator shall be the Decreased Conversion Price. The provisions of this Section 5.4 shall not apply to any decrease in Conversion Price for which an adjustment is provided under Section 5.1, 5.2 or 5.3 hereof.

                  5.5. SUPERSEDING ADJUSTMENTS. If, at any time after any adjustment of the Exercise Price at which the Warrant is exercisable shall have been made pursuant to Section 5.3 as a result of any issuance of warrants, rights or Convertible Securities,

                      (A) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                      (B) the consideration per share for which shares of Common
                  Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment shall be rescinded and annulled and the Additional Shares of Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

                      (C) treating the number of Additional Shares of Stock or
                  other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                      (D) treating any such warrants or rights or any such other
                  Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other Convertible Securities;

         whereupon a new adjustment of the Exercise Price at which the Warrant is exercisable shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

                  5.6. ADJUSTMENTS UNDER OTHER SECURITIES. Without limiting any other rights available hereunder to the Holders, if there is an adjustment in the exercise or purchase price (i) under any Convertible Securities other than the Series C Preferred Stock, whether issued prior to or after the date hereof, or (ii) under any rights, options or warrants to purchase Additional Shares of Stock (other than pursuant to the Series A Convertible Preferred Stock and the 6.00% Senior Exchangeable Promissory Note Due March 10, 2002), whether issued prior to or after the date hereof which, in either case, results in a reduction in the exercise or purchase price with respect to such security or rights such that such exercise or purchase price is less than the Conversion Price, then an adjustment shall be made to the Exercise Price hereunder such that the Exercise Price pursuant to this Section 5.6 shall be equal to the exercise or purchase price with respect to such Convertible Security, right, option or warrant. Any such adjustment under this Section 5.6 shall only be made if it would result in a lower Exercise Price than that which would be determined pursuant to any other antidilution adjustment otherwise required hereunder as a result of the event or circumstance which triggered the adjustment to such Convertible Security, right, option or warrant, and if an adjustment is made pursuant to this Section 5.6, such other antidilution adjustment otherwise required hereunder shall not be made as a result of such event or circumstance.

                  5.7. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION. The following provisions shall be applicable to making adjustments of the Warrant Shares for which this Warrant is exercisable and the Exercise Price at which such Warrant Shares may be purchased upon exercise of this Warrant provided for in this Section 5:

                      (A) COMPUTATION OF CONSIDERATION. To the extent that any
                  Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such Additional Shares of Stock or Convertible Securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in each case adding to the foregoing any amount by which such consideration was reduced when paid by the purchaser thereof to reflect or give effect to an offset of like amount that would be payable by the Company to the holder of such security within one year from its date of issuance and the elimination of the Company's obligation to actually pay such like amount) (subtracting from the foregoing
                  (i) in any case, any amounts paid or payable by the Company for accrued interest or accrued dividends at the time of issuance, (ii) in the case of any public offering, any compensation or discounts incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof, and (iii) in the case of any transaction other than a public offering, any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issuance thereof; PROVIDED THAT, in the case of clause (iii), such amount is in excess of eight percent (8%) of the aggregate costs of such transactions, and then only to the extent of such excess). To the extent that such issuance shall be for a consideration other than cash, then except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Stock or Convertible Securities shall be issued in connection with any merger in which the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares of Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares of Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Stock or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                      (B) WHEN ADJUSTMENTS TO BE MADE. The adjustments required
                  by this Section 5 shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Exercise Price or the Formula Number of Warrant Shares that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made amount to a change in the Exercise Price or the Formula Number of Warrant Shares of less than 1% of the shares of Common Stock for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made on the earlier of (I) such time as such adjustment, together with other adjustments required by this Section 5 and not previously made, would result in an aggregate adjustment equal to or in excess of a minimum adjustment or (II) on the date of conversion. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

                      (C) CONVERSION OR TRANSFER OF SERIES C PREFERRED STOCK.
                  If, at any time, the Holder converts any shares of Series C Preferred Stock into Conversion Shares (as defined in the Purchase Agreements) or transfers any shares of Series C Preferred Stock in accordance with the Purchase Agreements, then the number of shares in this Warrant subject to the anti-dilution provisions pursuant to this Section 5, shall be adjusted by multiplying the number of shares in this Warrant subject to the anti-dilution provisions pursuant to this
                  Section 5 immediately prior to such conversion or transfer by a fraction, of which (x) the numerator shall be the number of Shares that continue to be held by the Holder immediately after such conversion or transfer, as the case may be, and (y) the denominator shall be the total number of shares of Series C Preferred Stock held by such Holder, immediately prior to such conversion or transfer, as the case may be.

                      (D) FRACTIONAL INTERESTS. In computing adjustments under
                  this Section 5, fractional interests in the Common Stock shall be taken into account to the nearest 1/100th of a share.

                      (E) CHALLENGE TO GOOD FAITH DETERMINATION. Whenever the
                  Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this Section 5, such determination may be challenged in good faith by a Holder and any dispute shall be resolved by an investment banking firm of recognized national standing jointly selected by the Company and such Holder. The fees of such investment banker shall be borne by such holder if the Company's calculation is determined to be between 90% and 110% of the calculation of such banker.

                      (F) DETERMINATION OF MARKET PRICE. "MARKET PRICE" means,
                  as to any security on the date of determination thereof, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market, in each such case averaged for a period of twenty (20) consecutive Business Days prior to the day when the Market Price is being determined (except that, for purposes of the calculation of the Market Price in Section 1.6, such prices will be averaged for a period of ten (10) consecutive Business Days prior to the day when the Market Price is being determined under Section 1.6); provided that if such security is listed on any United States securities exchange the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. Notwithstanding the foregoing, with respect to the issuance of any security by the Company in an underwritten public offering, the Market Price shall be the per share purchase price paid by the underwriters. If at any time such security is not listed on any exchange or the Nasdaq Stock Market, the Market Price shall be deemed to be the fair value thereof determined by an investment banking firm of nationally recognized standing selected by the Board of Directors of the Company and acceptable to holders of a majority of the Warrants, as of the most recent practicable date when the determination is to be made, taking into account the value of the Company as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

                           (G) ESCROW OF PROPERTY. If the Company shall take a
                  record of the holders of its Stock for the purpose of entitling them to receive any distribution of any kind of property whatsoever, but prior to the payment of such distribution the Holder exercises this Warrant, upon payment of the Exercise Price, such property shall be held in escrow for the Holder by the Company to be issued to the Holder upon the occurrence of such distribution and to the extent such distribution actually takes place.

                  Notwithstanding any other provision to the contrary herein, if the distribution for which such record was taken fails to occur or is rescinded, then such escrowed property shall be returned to the Company.

                  5.8. REORGANIZATION, RECLASSIFICATION, MERGER OR CONSOLIDATION. If the Company shall at any time reorganize or reclassify the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the Holders shall thereafter be entitled to receive upon conversion of the Warrant in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to a holder upon such reorganization, reclassification, consolidation or merger had such holder converted its Series C Preferred Stock immediately prior to such reorganization, reclassification, consolidation or merger (subject to subsequent adjustments under this Section 5). The Conversion Price upon such conversion shall be the Conversion Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger or consolidation unless prior to the consummation thereof, the corporation which may be required to deliver any stock, securities or other assets upon the conversion of the Series C Preferred Stock shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the holders of the Warrants. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

                  5.9. EXCEPTIONS TO ADJUSTMENT OF EXERCISE PRICE. Anything herein to the contrary notwithstanding, the Company shall not make any adjustment of the Exercise Price in the case of the issuance of shares of Common Stock to holders of the Warrants upon exercise of all or any portion of their Warrants.

                  5.10. CHIEF FINANCIAL OFFICER'S OPINION. Upon each adjustment of the Exercise Price and upon each change in the Warrant Shares issuable upon the exercise of this Warrant, and in the event of any change in the rights of a Holder by reason of other events herein set forth, then and in each such case, the Company will promptly obtain a certificate of the chief financial officer of the Company, stating the adjusted Exercise Price and the new Warrant Shares so issuable, or specifying the other shares of the Common Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate to the Holders. If a Holder disagrees with such calculation, the

         Company agrees to obtain within thirty (30) business days an opinion of a firm of independent certified public accountants selected by the Company's Board of Directors and acceptable to such Holder to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of Warrant Shares so issuable.

                  5.11. COMPANY TO PREVENT DILUTION. In case at any time or from time to time conditions arise by reason of action taken by the Company, which in the good faith opinion of its Board of Directors or a majority of the Holders are not adequately covered by the provisions of this
         Section 5, and which might materially and adversely affect the exercise rights of the Holders, the Board of Directors of the Company shall appoint such firm of independent certified public accountants acceptable to a majority of the Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 5, necessary with respect to the Exercise Price, so as to preserve, without dilution (other than as specifically contemplated by this Warrant), the exercise rights of the Holders. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

                  5.12. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of Section 5 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Warrants against impairment.

                  Section 6.  CHARACTER OF SHARES OF STOCK.

                  All shares of the Common Stock issuable upon the exercise of this Warrant shall, when issued to a Holder, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any lien or encumbrance and without any preemptive rights.

                  Section 7. DEFINITIONS. The following terms have the meanings set forth below:

         "ADDITIONAL SHARES OF STOCK" means all shares of Common Stock issued by the Company after the Issue Date, other than (i) Common Stock to be issued upon conversion of the Series C Preferred Stock, (ii) Common Stock to be issued upon exercise of the Warrants, (iii) Common Stock to be issued upon the exercise of currently outstanding warrants listed on Schedule 4.2(b) to the Purchase Agreements, other than the Warrants, (iv) up to 1,000,000 shares of Common Stock to be issued pursuant to the 1996 Stock Incentive Plan and up to 1,500,000 shares of Common Stock to be issued pursuant to the 1999 Stock Incentive Plan and (v) up to 5,000 shares of Common Stock that may be issued under the Company's Employee Stock Grant Plan.

         "CONVERTIBLE SECURITIES" means evidences of indebtedness, shares of preferred stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Stock, either immediately or upon the occurrence of a specified date or a specified event, including, without limitation, the Series A Convertible Preferred Stock and the Exchangeable Notes, but not including the Series C Preferred Stock.

         "COMMON STOCK" means the Company's Common Stock, par value $.001 per share, together with any capital stock of the Company into which such class shall be converted.

         "DATE OF ISSUANCE" means the date the Company initially issues this Warrant regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued.

         "EBITDA" means, the consolidated or combined, as the case may be, net income for such period PLUS (a) the sum of, without duplication, to the extent deducted in computing consolidated or combined net income: (i) income tax expense, (ii) interest expense, (iii) depreciation, amortization (exclusive of deferred rent amortization) and other non-cash charges and (iv) any extraordinary or non-recurring losses or expenses, MINUS (b) the sum of (without duplication), to the extent included in computing consolidated net income, (i) interest or dividend income, (ii) non-operating income, (iii) any extraordinary or non-recurring gains or income, including licensing revenues that do not represent ongoing, contractual revenues and (iv) any earnings of any entity acquired by the Company after the First Closing Date through purchase, merger, consolidation or otherwise, all as determined in accordance with GAAP, where applicable, consistently applied.

         "EXERCISE PRICE" means $3.00 per Warrant Share, as such price may be adjusted from time to time pursuant to Section 5 hereof.

         "FORMULA NUMBER OF WARRANT SHARES" means, at the time of determination thereof, 1,616,000 Warrant Shares; PROVIDED that if (a) (i) EBITDA for the fiscal year ending December 31, 2000 is equal to or greater than $5,000,000 and
(ii) Revenue for the fiscal year ending December 31, 2000 is equal to or greater than $29,000,000, then the term "Formula Number of Warrant Shares" shall mean zero Warrant Shares; (b) (i) EBITDA for the fiscal year ending December 31, 2000 is equal to or greater than

$4,000,000 and (ii) Revenue for the fiscal year ending December 31, 2000 is equal to or greater than $26,000,000, then the term "Formula Number of Warrant Shares" shall mean the number of 215,467 Warrant Shares; (c) (i) EBITDA for the fiscal year ending December 31, 2000 is equal to or greater than $3,250,000 and
(ii) Revenue for the fiscal year ending December 31, 2000 is equal to or greater than $24,000,000, then the term "Formula Number of Warrant Shares" shall mean the number of 538,667 Warrant Shares; or (d) (i) EBITDA for the fiscal year ending December 31, 2000 is equal to or greater than $2,750,000 and (ii) Revenue for the fiscal year ending December 31, 2000 is equal to or greater than $22,000,000, then the term "Formula Number of Warrant Shares" shall mean the number of 1,077,333 Warrant Shares. Notwithstanding the foregoing, (I) in lieu of determining both EBITDA and Revenue with respect to audited calculations based upon the fiscal year ending December 31, 2000, the Company may base such audited calculations of both EBITDA and Revenue on any shorter period commencing on January 1, 2000 and (II) immediately prior to the consummation of an Organic Change of the Company, the term "Formula Number of Warrant Shares" shall mean 1,616,000, and the foregoing provisos shall no longer be applicable.

         "GAAP" means generally accepted accounting principles consistently applied.

         "ISSUE DATE" means, as to any share of Series C Preferred Stock, the date of original issuance thereof by the Company under the Purchase Agreements.

         "ORGANIC CHANGE" means (a) any recapitalization, reorganization, reclassification, consolidation, merger or other transaction which is effected in such a way that the holders of Common Stock no longer own a majority of the voting rights or the ability to control the surviving entity in such transaction or (b) upon the sale of all or substantially all of the Company's assets.

         "REVENUE" means, revenue shown on the Company's audited financial statements for the fiscal year ended December 31, 2000, or any shorter period commencing on January 1, 2000, as the case may be, as described in Section 1.1(c) hereof; PROVIDED that Revenue shall not include any revenue of any entity acquired by the Company after the First Closing Date through purchase, merger, consolidation or otherwise.

         "WARRANT SHARES" means shares of the Company's Common Stock; PROVIDED, that if the securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the term "Warrant Shares" shall mean shares of the security issuable upon exercise of the Warrants if such security is issuable in shares, or shall mean the equivalent units in which such security is issuable if such security is not issuable in shares.

                  Section 8.  NOTICE TO HOLDER.

                  So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of Common Stock, for subscription or purchase by them, any shares of any class of stock of the Company or any other rights or
(iii) if there shall be any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company, voluntary or involuntary dissolution, liquidation or winding up of the Company, then in any such event, the Company shall cause to be mailed by certified mail to each Holder, at least 30 days prior to the relevant date of the event described above, a notice containing a brief description of the proposed action and stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date or expected date such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up shall take place or be voted upon by holders of the Common Stock of record, and the date or expected date as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon any such event.

                  Section 9.  DISPOSITION OF WARRANT SHARES.

                  The stock certificates of the Company that will evidence the Warrant Shares or any other security issued or issuable upon exercise of this Warrant will be imprinted with a legend in substantially the following form:

         The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws and may not be sold or otherwise transferred (whether or not for consideration) unless registered under the Act and any applicable state securities laws unless an exemption from registration is then available.

Except as provided in the Registration Rights Agreement, the Company does not agree to register any of the Warrant Shares for distribution in accordance with the provisions of the Act or any applicable state securities laws, and the Company has not agreed to comply with any exemption from registration under the Act or any applicable state securities laws for the resale of the Warrant Shares. Hence, it is the understanding of the Holder that by virtue of the provisions of certain rules respecting "RESTRICTED SECURITIES" promulgated by the Securities and Exchange Commission, the Warrant Shares may be required to be held indefinitely, unless and until registered under the Act and any applicable state securities laws unless an exemption from such registration is available, in which case the Holders may still be limited as to the number of Warrant Shares that may be sold.

                  Section 10.  GOVERNING LAW.

                  This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such state without regard to any conflicts of laws principles.

                  Section 11.  NOTICE.

                  Any notice, demand, document or other communication given or delivered hereunder shall be in writing, and may be (i) personally delivered,
(ii) given or made by United States registered or certified mail, return receipt requested, postage prepaid, or (iii) given or made by overnight courier or express mail for delivery the next Business Day, delivery charges prepaid, addressed as follows:

IF TO THE COMPANY:         Alyn Corporation
                           16761 Hale Avenue
                           Irvine, CA  92606
                           Facsimile No.:  (949) 475-2359
                           Attention: Richard L. Little, Chief Financial Officer

                           with a copy to:

                           Cadwalader Wickersham & Taft
                           100 Maiden Lane
                           New York, NY  10038-4892
                           Facsimile No.:  212-504-6666
                           Attention:  Gerald A. Eppner, Esq.

IF TO THE HOLDER:          c/o Fleming Asset Management
                           320 Park Avenue
                           11th Floor
                           New York, New York 10022
                           Attention:  Robert L. Burr
                                       David J. Edwards

                           with a copy to:

                           Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, New York  10178
                           Attention:  David W. Pollak, Esq.

The Company and the Holder shall each have the right to designate a different address for itself by notice similarly given. All such notices, demands, documents or other communication will be deemed to be delivered (i) upon receipt, if personally delivered, (ii) on the third full Business Day following the day of mailing, if sent by United States registered or certified mail and
(iii) on the Business Day following the date it was sent, if sent by overnight courier or express mail for delivery the next Business Day.

                  Section 12.  REMEDIES.

                  The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise, in addition to any other remedies which may be available at law or in equity.

                  Section 13.  COMPANY WILL AVOID CERTAIN ACTIONS.

                  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant Certificate against dilution or other impairment, and in particular, will not cause the par value of any share of Common Stock to be or become greater than the then effective Exercise Price.

                  Section 14.  COMPANY WILL NOT CLOSE BOOKS.

                  The Company will at no time close its transfer books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  Section 15.  SUCCESSORS AND ASSIGNS.

                  This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Holders hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder.

                  Section 16.  AMENDMENT.

                  This Warrant Certificate may be modified or amended and any provision hereof may be waived by a writing executed by the Company and holders of Warrants representing a majority of the Warrant Shares obtainable upon exercise of the Warrants.

                  Section 17.  HEADINGS.

                  Section headings in this Warrant are for reference only and shall not affect the meaning or construction of any of the provisions hereof.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.


                                       ALYN CORPORATION



                                       By:____________________________________
                                       Name:
                                       Title:






                    [Signature page to Warrant Certificate]

                                                                         ANNEX A

                              FORM OF SUBSCRIPTION
                              --------------------

                (To be executed only upon exercise of the Warrant
                              in whole or in part)


To Alyn Corporation

                  The undersigned registered holder of the accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder, _______1/ Warrant Shares (as defined in such Warrant) and herewith [makes payment therefor of $_______] [OR] [makes payment therefor by conversion of _______ Warrant Shares represented by such Warrant pursuant to Section 1.6 of such Warrant]. The undersigned requests that the certificates for such Warrant Shares be issued in the name of, and delivered to, ____________________________, whose address is ___________________________________________.


Dated:

      Name of Warrant Holder:    ______________________________________________
                                 (Name must conform in all respects to name of holder as specified on the face of the Warrant)


                                 ______________________________________________
                                             (Street Address)


                                 ______________________________________________
                                 (City)      (State)   (Zip Code)


---------------------------
1/       Insert the number of Warrant Shares as to which this Warrant is being
-- exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

                                                                         ANNEX B

                               FORM OF ASSIGNMENT
                               ------------------

                   (To be signed only on transfer of Warrant)


                  For value received, the undersigned hereby sells, assigns and transfers unto ____________________________ [Name] of _____________ [Address]
the right represented by the within Warrant to purchase ________ shares of Common Stock of Alyn Corporation to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of Alyn Corporation with full power of substitution in the premises.


Dated:________


                             ---------------------------------
                             (Name must conform to name of holder as specified on the face of the Warrant)



                             ---------------------------------
                                          (Street Address)


                             ---------------------------------
                             (City)      (State)   (Zip Code)


Signed in the presence of:


----------------------------